UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Babcock & Wilcox Company (the “Company”) was notified by the plan administrator of The Babcock & Wilcox Company Thrift Plan (the “Plan”) that two blackout periods (each a “Blackout Period”) will occur in connection with the Company’s previously announced spin-off of its Power Generation business into an independent publicly traded company, Babcock & Wilcox Enterprises, Inc. (“New B&W”). Each Blackout Period is necessary in connection with the spin-off to enable the Plan administrator to update its records and accounting for the spin-off of New B&W.

During the first Blackout Period (the “First Blackout Period”) certain participants in and beneficiaries of the Plan will be unable to move assets between funds within the Plan, change funds within the Plan, change the amount of each paycheck invested in the Plan, change the address of the account, request a loan, make unscheduled loan payments or request withdrawals or distributions. During the second Blackout Period (the “Second Blackout Period”), no participants in or beneficiaries of the Plan will be able to conduct any transactions involving stock of the Company or New B&W that is held in accounts in the Plan.

The First Blackout Period began at 4:00 p.m. Eastern Time on May 18, 2015. In the previous notice to Plan participants, the Company disclosed that the First Blackout Period was expected to end the week of May 24, 2015. Based on updated information from the Plan administrator, the Company now expects the First Blackout Period to end on May 28, 2015. In the previous notice to Plan participants, the Company also disclosed that the Second Blackout Period was expected to begin two business days before the distribution date of the spin-off and end approximately one week later. Based on the timing of the Company’s spin-off and updated information from the Plan administrator, the Company now expects the Second Blackout Period to begin at 4:00 p.m. Eastern Time on June 26, 2015 and end the week of July 5, 2015. Participants in and beneficiaries of the Plan will be advised of when the Second Blackout Period ends.

The Company received the initial notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 for the Blackout Periods on April 17, 2015. The Company received updated notice of the Second Blackout Period on May 27, 2015.

Pursuant to Rule 104(b)(2)(i) of Regulation BTR, the Company gave its directors and executive officers notice on April 23, 2015 that they will be prohibited from purchasing and selling shares of Company common stock (including derivative securities pertaining to such shares) acquired in connection with their service or employment as a director or executive officer of the Company, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations during each Blackout Period.

On May 27, 2015 the Company sent a second notice to its directors and officers providing the beginning and ending dates of the Second Blackout Period.

During each Blackout Period and for a period of two years after the end of such Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Periods and other information regarding the Blackout Periods by contacting the Company’s General Counsel, by telephone at (704) 625-4900, or in writing at The Babcock & Wilcox Company, attention: General Counsel, 13024 Ballantyne Corporate Place, Suite 700, Charlotte, NC 28277.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

/s/ James D. Canafax
	Name:	James D. Canafax
May 27, 2015	Title:	Senior Vice President, General Counsel, and Chief Compliance Officer and Corporate Secretary